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                                                                  Exhibit (g)(1)

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                                       AND

                      LEHMAN BROTHERS ASSET MANAGEMENT INC.

                  Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust registered under the Investment Company Act of 1940 (the "1940 Act") as a closed-end management investment company (the "Fund"), hereby appoints Lehman Brothers Asset Management Inc., a Delaware corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Adviser"), to furnish investment advisory and certain administrative services with respect to the assets represented by the shares of beneficial interest issued by the Fund ("Shares"). The Fund and Adviser hereby agree that:

                  1. Investment Advisory Services. Adviser shall manage the investment operations of the Fund, subject to the terms of this Agreement and to the supervision and control of the Fund's Board of Trustees ("Trustees"). Adviser agrees to perform, or arrange for the performance of, the following services with respect to the Fund:

                  (a) obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

                  (b) formulate and maintain a continuous investment program in a manner consistent with and subject to (i) the Fund's declaration of trust and by-laws; (ii) the Fund's investment objective, strategies, policies, and restrictions, as set forth in the Fund's then-effective registration statement; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund; and (iv) any other written limits or directions furnished by the Trustees to Adviser;

                  (c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

                  (d) use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

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                  (e) make recommendations as to the manner in which voting
         rights, rights to consent to Fund action, and any other rights pertaining to the Fund shall be exercised;

                  (f) make available to the Fund promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Fund;

                  (g) to the extent required by law, furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement;

                  (h) negotiate the terms and conditions under which custodian services will be provided to the Fund and the fees to be paid by the Fund to its custodian (which may or may not be an affiliate of the Fund's investment adviser), in connection therewith; and

                  (i) make such reports and recommendations to the Trustees as the Trustees reasonably request or deem appropriate;

                  Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for the Fund, Adviser shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparts or agents selected by Adviser. In connection with the selection of all such parties for the placement of all such orders, Adviser shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from, and to, brokers and dealers who provide Adviser with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Adviser is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Adviser determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

                  The Fund hereby authorizes any entity or person associated with Adviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act or 1934 and Rule 11a2-2(T) thereunder. The Fund hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

                  Adviser may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund in order to obtain best execution or lower brokerage commissions. In such event, Adviser shall allocate the Shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to the Fund and Adviser's other customers.

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                  Adviser shall for all purposes be deemed to be an independent contractor and not an agent of the Fund and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way.

                  2. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Adviser under this Agreement, Adviser may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations, make use of (i) its affiliated companies and their directors, trustees, officers, and employees, and
(ii) subcontractors selected by Adviser, provided that Adviser shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Adviser or such parties.

                  3. Expenses Borne by the Fund. Except to the extent expressly assumed by Adviser herein or under a separate agreement between the Fund and Adviser and except to the extent required by law to be paid by Adviser, Adviser shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Fund. Without limitation, costs and expenses for which the Adviser shall have no obligation shall include but not be limited to: (a) fees and expenses for bookkeeping; (b) fees and expenses of auditors; (c) fees and expenses of any custodian, transfer agent, and registrar appointed by the Fund; (d) issue and transfer taxes payable by the Fund in connection with its securities transactions; (e) fees payable by the Fund to federal, state or other governmental agencies; (f) fees and expenses involved in registering and maintaining registrations of the Fund or its shares with federal regulatory agencies, state or blue sky securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory authorities; (g) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (h) fees and expenses of legal counsel to the Fund and the Trustees; (i) compensation of those Trustees who are not employed by Lehman Brothers Asset Management or one of its affiliates; (j) the cost of preparing and printing share certificates; (k) fees and other expenses of listing the Fund's shares on any national stock exchange; (l) all investment related expenses, including brokerage and underwriting commissions;
(m) interest; (n) taxes; (o) organizational expenses and offering costs; and (p) any extraordinary expenses.

                  4. Allocation of Expenses Borne by the Fund. Any expenses borne by the Fund that are attributable solely to the organization, operation or business of the Fund shall be paid out of Fund assets. Any expense borne by the Fund which is not solely attributable to the Fund, shall be apportioned in such manner as Adviser determines is fair and appropriate, or as otherwise specified by the Trustees.

                  5. Expenses Borne by Adviser. Adviser, at its own expense, shall furnish all executive and other personnel, office space, and office facilities required to render the investment advisory services set forth in this Agreement.

                  In the event that Adviser pays or assumes any expenses of the Fund not required to be paid or assumed by Adviser under this Agreement, Adviser shall not be obligated hereby to


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pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Adviser of any obligation to the Fund under any separate agreement or arrangement between the parties.

                  6. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Adviser hereunder, the Fund shall pay to Adviser out of the assets of the Fund a monthly fee computed at the annual rate of 0.60% of the Fund's average daily managed assets (the "Management Fee"). "Managed assets" means net assets, including assets attributable to outstanding preferred shares, plus the aggregate amount of any borrowings. The Management Fee shall accrue daily, and shall be payable monthly, in arrears, on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the Management Fee, and multiplying this product by the managed assets of the Fund, as of the close of business on the last preceding business day on which the Fund's managed assets were determined.

                  7. Non-Exclusivity. The services of Adviser to the Fund hereunder are not to be deemed exclusive and Adviser shall be free to render similar services to others.

                  8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Adviser may retain one or more sub-advisers at Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1. hereof with respect to the Fund. Retention of a sub-adviser shall in no way reduce the responsibilities of Adviser under this Agreement, and Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of Adviser's duties hereunder.

                  9. Exculpation; Indemnification.

                           (a) Adviser shall not be liable for any error of
                  judgment or mistake of law or for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                           (b) The Fund shall indemnify and hold harmless
                  Adviser and its officers, directors, employees or agents (each, an "Indemnified Person") against any and all losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, reasonably incurred by it in connection with, or resulting from, its actions or inactions in connection with the performance of its duties under this Agreement, except those losses, claims, damages or liabilities resulting from willful misfeasance, bad faith, or gross negligence in the performance by the Indemnified Persons of their duties under this


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                  Agreement, or the reckless disregard of their obligations or duties under this Agreement.

                           (c) Notwithstanding any of the foregoing to the
                  contrary, the provisions of this Section 9 shall not be construed so as to relieve Adviser of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

                  10. Amendment. This Agreement may not be amended without the affirmative votes (a) of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" of the Fund or Adviser, voting in person at a meeting called for the purpose of voting on such approval, and, to the extent required by applicable law, (b) of a "majority of the outstanding voting securities" of the Fund. The terms "interested persons" and "a majority of the outstanding voting securities" shall be construed in accordance with their respective definitions in the 1940 Act.

                  11. Effective Date and Termination. This Agreement shall become effective as of the date hereof. This Agreement may be terminated at any time, without payment of any penalty, by the Trustees, or by a vote of a majority of the outstanding shares, upon at least sixty (60) days' written notice to Adviser. This Agreement may be terminated by Adviser at any time upon at least sixty (60) days' written notice to the Fund. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940
Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect for an initial period of two (2) years from the effective date and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Trustees who are not interested persons of the Fund or of Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Trustees or by a "vote of a majority of the outstanding voting securities" of the Fund.

                  12. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Adviser on behalf of the Fund and any other records the parties mutually agree shall be maintained by Adviser on behalf of the Fund are the property of the Fund and shall be surrendered by Adviser promptly on request by the Fund; provided that Adviser may at its own expense make and retain copies of any such records.

                  The Fund shall furnish or otherwise make available to Adviser such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund as Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.


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                  Adviser shall prepare and furnish to the Fund statistical data and other information in such form and at such intervals as the Fund may reasonably request.

                  13. Non-Liability of Trustees and Shareholders. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding upon any Trustee, officer, employee, agent or Shareholder of the Fund. Neither the authorization of any action by the Trustees or Shareholders of the Fund nor the execution of this Agreement on behalf of the Fund shall impose any liability upon any Trustee or any Shareholder.

                  14. Use of Name of Adviser. The Fund may use the name "Lehman Brothers/First Trust Income Opportunity Fund" or any other name derived from the name "Lehman Brothers" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Lehman Brothers" or otherwise connected with Adviser, or with any organization which shall have succeeded to Adviser's business as investment adviser.

                  15. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                  16. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 14 hereof which shall be construed in accordance with the laws of Delaware) the laws of the State of New York.




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Dated:  June __, 2003

                                           Lehman Brothers/First Trust Income
                                           Opportunity Fund



Attest

                                           By_________________________________

____________________________


                                           Lehman Brothers Asset Management Inc.



Attest

                                           By________________________________




____________________________



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